As filed with the Securities and Exchange Commission on June 26, 2017.

Registration Statement No. 333-32173

Registration Statement No. 333-32175

Registration Statement No. 333-74577

Registration Statement No. 333-68596

Registration Statement No. 333-183909

Registration Statement No. 333-183910

Registration Statement No. 333-194720

Registration Statement No. 333-194721

Registration Statement No. 333-204266

Registration Statement No. 333-204268

Registration Statement No. 333-211419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 (No. 333-32173)

Post-Effective Amendment No. 1 (No. 333-32175)

Post-Effective Amendment No. 1 (No. 333-74577)

Post-Effective Amendment No. 1 (No. 333-68596)

Post-Effective Amendment No. 1 (No. 333-183909)
Post-Effective Amendment No. 1 (No. 333-183910)

Post-Effective Amendment No. 1 (No. 333-194720)

Post-Effective Amendment No. 1 (No. 333-194721)

Post-Effective Amendment No. 1 (No. 333-204266)

Post-Effective Amendment No. 1 (No. 333-204268)

Post-Effective Amendment No. 1 (No. 333-211419)

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0556208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

17901 Chenal Parkway

Little Rock, Arkansas 72223

(501) 978-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan

Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan

Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan

Bank of the Ozarks, Inc. Non-Employee Director Stock Plan

Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan

(Full title of the plans)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Tel. (501) 978-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

H. Watt Gregory, III Kutak Rock LLP 124 West Capitol Avenue, Suite 2000 Little Rock, AR 72201 Tel. (501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”):

•

Registration Statement No. 333-32173, as filed with the Commission on July 28, 1997, registering 285,000 shares of the Company’s common stock, par value $0.01 per share, issuable under the Bank of the Ozarks, Inc. Stock Option Plan (as subsequently amended, the “Stock Option Plan”).

•

Registration Statement No. 333-32175, as filed with the Commission on July 28, 1997, registering 80,000 shares of the Company’s common stock issuable under the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan.

•

Registration Statement No. 333-74577, as filed with the Commission on March 17, 1999, registering 200,000 shares of the Company’s common stock issuable under the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan (as subsequently amended, the “401(k) Plan”) and an indeterminate number of plan interests in the 401(k) Plan.

•	Registration Statement No. 333-68596, as filed with the Commission on August 29, 2001, registering 100,000 shares of the Company’s common stock issuable under the Stock Option Plan.

•	Registration Statement No. 333-183909, as filed with the Commission on September 14, 2012, registering 1,500,000 shares of the Company’s common stock issuable under the Stock Option Plan.

•

Registration Statement No. 333-183910, as filed with the Commission on September 14, 2012, registering 400,000 shares of the Company’s common stock issuable under the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (as subsequently amended, the “Restricted Stock and Incentive Plan”).

•

Registration Statement No. 333-194720, as filed with the Commission on March 21, 2014, registering 1,000,000 shares of the Company’s common stock issuable under the 401(k) Plan and an indeterminate number of plan interests in the 401(k) Plan.

•	Registration Statement No. 333-194721, as filed with the Commission on March 21, 2014, registering 400,000 shares of the Company’s common stock issuable under the Restricted Stock and Incentive Plan.

•

Registration Statement No. 333-204266, as filed with the Commission on May 18, 2015, registering 50,000 shares of the Company’s common stock issuable under the Bank of the Ozarks, Inc. Non-Employee Director Stock Plan.

•	Registration Statement No. 333-204268, as filed with the Commission on May 18, 2015, registering 1,500,000 shares of the Company’s common stock issuable under the Stock Option Plan.

•	Registration Statement No. 333-211419, as filed with the Commission on May 17, 2016, registering 800,000 shares of the Company’s common stock issuable under the Restricted Stock and Incentive Plan.

On June 26, 2017, pursuant to an Agreement and Plan of Merger, dated as of April 10, 2017, by and between the Company and Bank of the Ozarks, an Arkansas state banking corporation and a wholly-owned subsidiary of the Company (the “Bank”), the Company was merged with and into the Bank, with the Bank surviving the merger (the “Reorganization”).

In connection with the Reorganization, the Bank has assumed the Company’s existing employee and non-employee director stock-based benefit plans, including the plans identified above, together with the Company’s obligations with respect to outstanding stock options, stock awards and stock grants thereunder. Pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), securities issued by the Bank, including the Bank’s common stock to be issued in connection with such plans and, in the case of the 401(k) Plan, the plan interests issued thereunder, are exempt from registration under the Securities Act.

As a result of the Reorganization, the Company has terminated any and all offerings of securities pursuant to the Registration Statements. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Little Rock, State of Arkansas, on June 26, 2017.

BANK OF THE OZARKS, INC.
By: /s/ Greg McKinney
Name: Greg McKinney Title: Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George Gleason George Gleason	Chairman of the Board, Chief Executive Officer and Director	June 26, 2017

/s/ Greg McKinney Greg McKinney	Chief Financial Officer and Chief Accounting Officer	June 26, 2017

/s/ Dan Thomas Dan Thomas	Vice Chairman, President – Real Estate Specialties Group and Chief Lending Officer and Director	June 26, 2017

/s/ Paula Cholmondeley Paula Cholmondeley	Director	June 26, 2017
/s/ Richard Cisne Richard Cisne	Director	June 26, 2017

/s/ Kathleen Franklin Kathleen Franklin	Director	June 26, 2017

/s/ Catherine B. Freedberg Catherine B. Freedberg	Director	June 26, 2017

/s/ Linda Gleason Linda Gleason	Director	June 26, 2017

/s/ Peter Kenny Peter Kenny	Director	June 26, 2017

/s/ William Koefoed William Koefoed	Director	June 26, 2017

/s/ Henry Mariani Henry Mariani	Director	June 26, 2017

/s/ Water J. Mullen, III Walter J. Mullen, III	Director	June 26, 2017
/s/ John Reynolds John Reynolds	Director	June 26, 2017

/s/ Ross Whipple Ross Whipple	Director	June 26, 2017